                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A



                               AMENDMENT NO. ONE



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



    Date of Report:  (Date of earliest event reported):  September 14, 1995




                             SABA PETROLEUM COMPANY
               (Exact name of registrant as specified in charter)



    Colorado                     1-12322                    47-0617589
-----------------------------------------------------------------------------
(State or other                (Commission                (IRS Employer
jurisdiction of                File Number)             Identification No.)
 Incorporation)


17512 Von Karman Avenue, Irvine, California                    92714
-----------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip code)



Registrant's telephone number, including area code:        (714) 724-1112
                                                           --------------


(Former name or former address, if changed since last report)  Not applicable
                                                               --------------

SABA PETROLEUM COMPANY FORM 8-K/A REPORT
PAGE TWO



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Saba Petroleum Company (the "Registrant"), through the Registrant's wholly owned subsidiary, Sabacol, Inc. ("Sabacol"), acquired from a subsidiary of Texaco Inc. ("Seller") a 25% interest in the Teca and Nare oil producing fields located in Colombia, S.A. These fields currently produce approximately 12,000 gross barrels of oil per day ("BOPD") from approximately 300 wells in which 50% of the production will be shared equally between Sabacol and its venture partner, Omimex de Colombia, Ltd. ("Omimex"). The remaining 50% interest is owned by Ecopetrol, the Colombia government owned oil company. The fields will continue to be operated by the Texaco subsidiary until early October when Omimex will assume the operations. In addition to the producing fields, the acquired property interests include exploratory and developmental prospects. Sabacol and Omimex have also jointly acquired a 100% interest in the 189 kilometer elasquez-Galan ipeline with current throughput of about 27,000 BOPD delivered to Ecopetrol's refinery at Barrancabermejo. The Seller is not affiliated with the Registrant or Sabacol. The acquisition will increase the Registrant's oil and gas production by approximately 2,400 BOPD, representing an addition of approximately 87% to the current oil production of the Registrant on an annualized basis. It is also anticipated that the acquisition will add approximately 4,600,000 barrels of oil equivalent ("BOE") to the Registrant's proved reserves which, as of December 31, 1994 were 8,768,000 BOE.

         The transaction closed on September 14, 1995 at the Seller's offices in Bogota, Colombia. The acquisition cost of $9,223,700, including a previously released deposit of $1,400,000 and assumption of an oil imbalance obligation of $932,700, was funded by proceeds from a term loan in the amount of $4,700,000 from Bank One, Texas, N.A., Houston, Texas, with additional financing provided by the Registrant's parent company, Capco Resources Ltd., through an unsecured loan of $2,191,000. The purchase price was established by arm's length negotiations between the Seller and the Registrant, and was based upon the Registrant's analysis of existing operating and reserve information. The Registrant does not plan to make any material changes in the operations of the acquired properties, but will implement certain production enhancement activities.

         As part of this transaction, but scheduled to close in the fourth quarter of 1995, the Registrant will acquire one-half of the Texaco subsidiary's 100% interest in an adjacent oil field, known as the Cocorna Field. The approximate purchase price of the Cocorna Field is $750,000 of which $100,000 has already been released to the Texaco subsidiary. The Cocorna Field has proved reserves of approximately 132,000 barrels of oil.

SABA PETROLEUM COMPANY FORM 8-K/A REPORT
PAGE THREE




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements

                 Historical Summaries of Gross Revenues and Direct Operating Expenses for the acquired properties for the years ended December 31, 1993 and 1994 (audited) and for the six months ended June 30, 1995 (unaudited)

         (b) Proforma Financial Information

                 (Unaudited) Proforma Financial Information for the year ended December 31, 1994 and the six months ended June 30, 1995.

         (c) Exhibits

                 2.1 Purchase Agreement, filed as Exhibit 10.7 to the Registrant's Registration Statement on Form SB-2 (File No. 33-94678), and incorporated herein by reference.

                 2.2 Amendment No. 1 to Purchase Agreement (previously filed with initial filing)

SABA PETROLEUM COMPANY FORM 8-K/A REPORT
PAGE FOUR




SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            SABA PETROLEUM COMPANY


Date:   November 14, 1995                   By:   Ilyas Chaudhary
        ------------------                      --------------------------
                                                  Ilyas Chaudhary
                                                  President


Date:  November 14, 1995                   By:    Walton C. Vance
      --------------------                      --------------------------
                                                  Walton C. Vance
                                                  Chief Financial Officer

Item 7(a) Financial Statements


                            THE TEXACO PROPERTIES

         (TO BE ACQUIRED BY SABACOL, INC., A WHOLLY-OWNED SUBSIDIARY

                          OF SABA PETROLEUM COMPANY)


                                 ------------

                        REPORT ON HISTORICAL SUMMARIES

                              OF GROSS REVENUES

                        AND DIRECT OPERATING EXPENSES

                FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1994


      (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1995 IS UNAUDITED)

                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Saba Petroleum Company

We have audited the accompanying historical summaries of gross revenues and direct operating expenses of The Texaco Properties (to be acquired by Sabacol, Inc., a wholly-owned subsidiary of Saba Petroleum Company, from Texas Petroleum Company) for each of the two years in the period ended December 31, 1994.
These historical summaries are the responsibility of the management of Texas Petroleum Company. Our responsibility is to express an opinion on the historical summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical summaries. We believe that our audits provide a reasonable basis for our opinion.

The accompanying historical summaries were prepared for the purposes of complying with the rules and regulations of the U.S. Securities and Exchange Commission (for inclusion in Saba Petroleum Company's registration statement on Form SB-2) and are not intended to be a complete presentation of the revenues and expenses of The Texaco Properties. They exclude certain material expenses, described in Note 1, that were incurred in connection with the operations of the properties.

In our opinion, the historical summaries referred to in the first paragraph (prepared on the basis described in Note 1) present fairly, in all material respects, the gross revenues and direct operating expenses of The Texaco Properties for each of the two years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.


COOPERS & LYBRAND

Santafe de Bogota, Colombia
July 7, 1995

                            THE TEXACO PROPERTIES
         (To be acquired by Sabacol, Inc., a wholly-owned subsidiary of Saba Petroleum Company)

                    HISTORICAL SUMMARIES OF GROSS EXPENSES
                        AND DIRECT OPERATING EXPENSES
                          (Expressed in US Dollars)



                                                                            Six Months
                                                Year Ended December 31,        Ended
                                               --------------------------     June 30,
                                                   1993          1994           1995
                                               -----------    -----------    ----------
Gross revenues:
  Sales of oil                                 $11,487,853    $ 9,935,207    $6,284,734
  Pipeline revenues                              2,004,916      1,580,448     1,038,025
                                               -----------    -----------    ----------
      Total gross revenues                      13,492,769     11,515,655     7,322,759
                                               -----------    -----------    ----------

Direct operating expenses:
  Operating expenses                 (1)         2,779,143      3,138,646     1,483,965
  Pipeline operating expenses        (1)         1,353,710      1,480,534       316,362
  Production and other taxes         (2)           539,139        627,835       636,830
  Loss on sale of fixed assets                      58,553           --            --
                                               -----------    -----------    ----------
      Total direct operating expenses            4,730,545      5,247,015     2,437,157
                                               -----------    -----------    ----------
      Excess of gross revenues over
        direct operating expenses              $ 8,762,224    $ 6,268,640    $4,885,602
                                               ===========    ===========    ==========

----------------
(1) Excludes depreciation, depletion and amortization expenses.

(2) Includes war and pipeline transportation taxes; does not include provision for income taxes.


  The accompanying notes are an integral part of these financial statements.

                            THE TEXACO PROPERTIES
         (TO BE ACQUIRED BY SABACOL, INC., A WHOLLY-OWNED SUBSIDIARY
                          OF SABA PETROLEUM COMPANY)

               NOTES TO HISTORICAL SUMMARIES OF GROSS REVENUES
                        AND DIRECT OPERATING EXPENSES


1.  BASIS OF PRESENTATION

    Sabacol, Inc. has entered into an agreement with Texas Petroleum Company, a subsidiary of Texaco Inc. ("Texaco"), to acquire a 25% interest in the Teca and Nare oil fields and a 50% interest in the Cocorna oil field and the Velasquez-Galan pipeline. All of these properties are located in Colombia, South America and are collectively referred to as "The Texaco Properties." The pipeline transports crude oil from these fields to a refinery at Barrancabermeja, Colombia, owned by Empresa Colombiana de Petroleos ("Ecopetrol"), which is owned by the Colombian government. Prior to the acquisitions, The Texaco Properties have been included in the consolidated financial statements of Texaco Inc. and were not accounted for as a separate entity. The Cocorna Concession expires in 1997 and the Teca and Nare Association contracts expire in the year 2008, at which time they revert to Ecopetrol.

    The accompanying historical summaries include only the gross revenues and direct operating expenses attributable to the production, sale and transportation of hydrocarbons from the acquired interests in The Texaco Properties. The historical summaries do not include certain material expenses that were incurred in connection with the operations of the properties and that were recorded in the Texaco financial statements.
    Those expenses were not included because the information was not obtainable as Texaco did not allocate such expenses to individual properties. Items excluded are depreciation, depletion and amortization, provisions for dismantlement, abandonment and restoration of wells, interest expense which may have been incurred for any debt directly or indirectly associated with The Texaco Properties, provision for pensions, allocated income taxes, exploration and technical support, engineering, land, materials support, accounting, legal, marketing and other general and administrative costs.

    The 1994 historical summary of gross revenues and direct operating expenses does not include 186,092 barrels of crude oil valued at US $1,994,868 invoiced by Texas Petroleum Company during 1994, but related to an imbalance obligation to Ecopetrol (see Note 4).

    Revenue Recognition

    Sales of oil are recorded when oil is delivered to the refinery and invoiced to Ecopetrol. Pipeline revenues are recognized when oil is received at the pump station. Of the sales 75% are invoiced in US dollars and the remaining 25% in Colombian pesos, which is determined based on the market representative exchange rate in effect at the date of each delivery.

                            THE TEXACO PROPERTIES
         (TO BE ACQUIRED BY SABACOL, INC., A WHOLLY-OWNED SUBSIDIARY
                          OF SABA PETROLEUM COMPANY)

               NOTES TO HISTORICAL SUMMARIES OF GROSS REVENUES
                  AND DIRECT OPERATING EXPENSES (CONTINUED)


1.  BASIS OF PRESENTATION (Continued)

    Foreign Currency Translation

    Expenses originated in Colombian pesos are translated into US dollars at the average market representative exchange rate of Col. Ps. 788.87 per US $1 for 1993 and Col. Ps. 827.24 per US $1 for 1994. Unaudited: The exchange rate for the six months ended June 30, 1995 was Col. Ps. 864.40 per US $1.

    Interim Financial Information (Unaudited)

    The historical summary of gross revenues and direct operating expenses for the six months ended June 30, 1995 is unaudited but includes all adjustments (consisting of normal recurring accruals only) which management considers necessary to present fairly the gross revenues and direct operating expenses of The Texaco Properties for the six months ended June 30, 1995.

2.  SALES PRICE CALCULATION

    Sale of Oil

    The price of crude oil is determined based on Platt's Oilgram Price Report, considering the price basket of fuels - Fuel Oil Gulf Coast 3% and Ecopetrol Fuel Oil for Exportation - (Basket A) and the price basket for international crude oil - Maya, Mandji and Isthmus crudes - (Basket B).

    For the Teca and Nare Association contracts the price is calculated by taking the prior monthly average of Basket A and B prices, after adjusting the Basket B price for API grades and sulfur content. The resulting price is reduced by US $1.45 per barrel. This procedure has been agreed to up to December 31, 1995.

    For the Cocorna Concession contract the price is the weighted average of the prices obtained from the following procedures:

    o A fixed price for the basic production, as agreed to between the Ministry of Mines and Energy, Ecopetrol and Texas Petroleum Company.

                            THE TEXACO PROPERTIES
         (TO BE ACQUIRED BY SABACOL, INC., A WHOLLY-OWNED SUBSIDIARY
                          OF SABA PETROLEUM COMPANY)

               NOTES TO HISTORICAL SUMMARIES OF GROSS REVENUES
                  AND DIRECT OPERATING EXPENSES (CONTINUED)


2.  SALES PRICE CALCULATION (Continued)

    o For incremental production (barrels produced in excess of the basic production agreed to), the average price from the following: a) The prior quarter average of Baskets A and B prices, after adjusting the Basket B price for API grades and sulfur content, and b) the average adjusted international price of the crude oil from the Velasquez and Tisquirama (Distrito Magdalena) fields.

    The above mentioned adjustment reduces the price of Cocorna Concession crude oil to approximately 50% of market price.

    Crude Oil Transportation

    For crude oil transportation of others, the price set forth by the Colombian Ministry of Mines and Energy was US $0.77 per barrel. By agreement with Ecopetrol dated August 14, 1993, the transportation fee was negotiated at US $0.50 per barrel (for Ecopetrol's oil from the Teca, Nare and Cocorna fields).

    Beginning February 10, 1995, the price for the transportation of crude oil of others through pipelines was increased to US $0.82 per barrel. The price for the transportation of Ecopetrol's crude oil has not changed.

3.  ROYALTIES

    Royalties on the sale of crude oil from the Teca and Nare fields are 20% of the production. The Cocorna Concession is subject to a royalty interest of 7.59%.

4.  IMBALANCE OBLIGATION TO ECOPETROL

    During 1994, 253,650 barrels valued at US $2,814,572 were invoiced by Texas Petroleum Company in connection with an imbalance obligation to Ecopetrol. As of December 31, 1994, 67,558 barrels valued at US 819,704 had been returned.

    June 30, 1995 (Unaudited)

    During the six months ended June 30, 1995, 61,390 barrels valued at US $842,476 were returned by Texas Petroleum Company in connection with the imbalance obligation to Ecopetrol. As of June 30, 1995, the imbalance obligation to Ecopetrol had been reduced to 124,702 barrels.

                            THE TEXACO PROPERTIES
         (TO BE ACQUIRED BY SABACOL, INC., A WHOLLY-OWNED SUBSIDIARY
                          OF SABA PETROLEUM COMPANY)

               NOTES TO HISTORICAL SUMMARIES OF GROSS REVENUES
                  AND DIRECT OPERATING EXPENSES (CONTINUED)


5.  TRANSPORTATION TAX

    In the third quarter of 1994, a new transportation tax of 6% of the value invoiced for barrels transported through the pipeline was enacted. The amount of transportation tax incurred in 1994 was US $49,067.

6.  SUBSEQUENT EVENTS

    War Tax

    As of July 1, 1995, the war tax applied to produced barrels was increased from Col. Ps. 500 (approximately US $0.60) to Col. Ps. 700 (approximately US $0.80).

    Environmental Compliance

    The Colombian Ministry of the Environment issued a resolution dated June 7, 1995 that set forth a number of measures aimed at correcting certain deficiencies that the Ministry has allegedly found in environmental aspects of The Texaco Properties. Among such measures, the Ministry ordered the temporary closing of one of five production modules and of any wells processed in that module until Texas Petroleum Company provided a document detailing the timetable to implement some of the measures described above. This closing of the module had no effect on total production as crude oil from wells formerly treated there was diverted to other facilities. The document containing the requested timetable was presented to the ministry of the Environment on July 6, 1995.

    Texas Petroleum Company currently estimates that the cost of compliance with the resolution will not exceed US $250,000. Texas Petroleum Company has formally appealed the resolution and is currently awaiting a response from the Ministry of the Environment.

                                 THE TNC FIELDS
          (To be acquired by Sabacol, Inc., a wholly-owned subsidiary of Saba Petroleum Company)


                   SUPPLEMENTAL INFORMATION ABOUT OIL AND GAS
                        PRODUCING ACTIVITIES (UNAUDITED)


         Information with respect to oil and gas producing activities is presented in the following tables. Reserve information is based on reserve reports and other information prepared by independent petroleum engineers. The information presented for the years 1993 and 1994 is based on a January 1, 1995 reserve report, which has been adjusted for production in the years 1993 and 1994.

         The following table sets forth The TNC Fields' proved oil reserves (all located in Colombia, South America) at December 31, 1994 and 1993 and the related changes in such reserves for each of the two years in the period ended December 31, 1994.


                                                   Crude oil (MBbls)
                                               1994               1993
                                             --------           --------
 Proved reserves at beginning of year
                                               6,335              7,443
 Increases (decreases) due to:

     Revisions of previous estimates             -                  -
     Production                               (1,033)            (1,108)
                                             -------            -------
 Proved reserves at end of year                5,302              6,335
                                             =======            =======

 Proved developed reserves at end of year      5,302              6,335
                                             =======            =======

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

         The following disclosures concerning the standardized measure of future cash flows from proved oil and gas reserves are presented in accordance with Statement of Financial Accounting Standards No. 69. The standardized measure of discounted future net cash flows at December 31, 1994 and 1993 is presented in the following table (in thousands of dollars):

                                                    1994               1993
                                                 ----------         ----------
  Future cash inflows                            $  65,203          $  75,138
  Future production and development costs          (36,652)           (40,418)
  Future income tax expenses                        (8,071)            (9,951)
                                                 ---------          ---------
      Future net cash flows                         20,480             24,769
  Discount at 10% for timing of cash flows          (4,363)            (5,998)
                                                 ---------          ---------
  Standardized measure of discounted
      future net cash flows                      $  16,117          $  18,771
                                                 =========          =========

         The standardized measure of discounted future net cash flows represents an estimate of future net revenues from the production of proved reserves using estimated period-end sales prices and estimates of the production costs, ad valorem and production taxes, and future development costs necessary to produce such reserves. Operating costs and ad valorem and production taxes are estimated based on current costs. Future development costs are based on the best estimate of such costs assuming current economic and operating conditions. No deduction has been made for depletion, depreciation or any indirect costs such as general corporate overhead or interest expense.

         The information presented with respect to estimated future net cash flows and the present value thereof is not intended to represent the fair value of oil and gas reserves. Actual future sales prices and production and development costs may vary significantly from those used in the reserve study and actual future production may not occur in the periods or amounts projected. This information is presented to allow a reasonable comparison of reserve values prepared using standardized measurement criteria and should be used only for that purpose.

         The following table sets forth the changes in the standardized measure of discounted future net cash flows for each of the two years in the period ended December 31, 1994 (in thousands of dollars):

                                                         1994           1993
                                                      ----------     ----------
 Balance at beginning of year                         $   18,771     $   22,297
 Increase (decrease) due to:
    Acquisitions, discoveries and extensions                -              -
    Sales and transfers of oil and gas produced,
      net of production costs                             (6,169)        (8,170)
    Net changes in prices and costs                         -              -
    Revisions of previous quantity estimates                -              -
    Accretion of discount                                  2,278          2,723
    Timing and other                                        -              -
    Development costs incurred during the period            -              -
    Net change in income taxes                             1,237          1,921
                                                      ----------     ----------
 Balance at end of year                               $   16,117     $   18,771
                                                      ==========     ==========

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


         The following unaudited pro forma condensed balance sheet as of June 30, 1995 gives effect to the acquisition of the TNC Fields ("Acquisition"), as if it had occurred on June 30, 1995. The unaudited pro forma condensed statements of operations for the year ended December 31, 1994 and for the six months ended June 30, 1995, give effect to the Acquisition as if it had occurred on January 1, 1994. The Acquisition has been accounted for using the purchase method of accounting. Such unaudited pro forma financial information has been prepared based on estimates and assumptions deemed by the Company to be appropriate and does not purport to be indicative of the financial position or results of operations which would actually have been obtained if the Acquisition had occurred as presented in such statements or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to oil and gas production declines, price changes, future supply and demand, future acquisitions and other factors.

                             Saba Petroleum Company

                       Pro Forma Condensed Balance Sheet

                                 June 30, 1995

                             (dollars in thousands)
                                  (unaudited)

                                                           Pro Forma
                                          Historical      adjustments       Pro Forma
                                          ----------      -----------       ----------
Current assets:

   Accounts receivable                    $    2,766       $                 $   2,766
   Other                                       1,006                             1,006
                                          ----------                         ---------
                                               3,772                             3,772
                                          ----------                         ---------
Property and equipment:

   Oil and gas properties                     23,212           7,725 (a)        30,937
   Land, plant and equipment                   2,790           1,500 (a)         4,290
                                          ----------       ---------         ---------
                                              26,002           9,225            35,227

Accumulated depletion and depreciation        (8,563)                           (8,563)
                                          ----------       ---------         ---------
                                              17,439           9,225            26,664
                                          ----------       ---------         ---------

Other assets                                   2,182          (1,400)(a)           782
                                          ----------       ---------         ---------
                                          $   23,393       $   7,825         $  31,218
                                          ==========       =========         =========

Current liabilities:

   Accounts payable and accrued
     liabilities                          $    3,567       $     933 (a)     $   4,500
   Current portion of long-term debt           3,381           4,700 (a)         8,081
                                          ----------       ---------         ---------
                                               6,948           5,633            12,581

Long-term debt, net                            9,434           2,192 (a)        11,626

Other liabilities                                501                               501
                                          ----------       ---------         ---------

   Total liabilities                          16,883           7,825            24,708

Stockholders' equity                           6,510                             6,510
                                          ----------       ---------         ---------
                                          $   23,393       $   7,825         $  31,218
                                          ==========       =========         =========


See accompanying notes to unaudited pro forma condensed financial statements.

                             Saba Petroleum Company

                  Pro Forma Condensed Statement of Operations

                          Year Ended December 31, 1994

                (dollars in thousands except per share amounts)
                                  (unaudited)


                                                                  Pro Forma
                                               Historical        adjustments           Pro Forma
                                              -----------       ------------          ----------
Total revenues                                $    12,954       $    11,516 (b)       $   24,470
                                              -----------       -----------           ----------
Expenses:

   Production and operating costs                   7,547             5,247 (b)           12,794
   General and administrative                       1,882               135 (c)            2,017
   Depletion, depreciation and
     amortization                                   2,041             1,301 (d)            3,509
                                                                        167 (e)
                                              -----------       -----------           ----------

         Total expenses                            11,470             6,850               18,320
                                              -----------       -----------           ----------

Operating income                                    1,484             4,666                6,150

Other income (expense)                                 43                                     43

Interest expense                                     (634)             (813)(f)           (1,447)
                                              -----------       -----------           ----------

         Income before income taxes                   893             3,853                4,746

Provision (benefit) for taxes on income               384             1,657 (g)            2,041
                                              -----------       -----------           ----------

         Net income                           $       509       $     2,196           $    2,705
                                              ===========       ===========           ==========

Net income per common share                   $      0.13                             $     0.68
                                              ===========                             ==========

Weighted average common and common
  equivalent shares outstanding                 3,997,787                              3,997,787
                                              ===========                             ==========


See accompanying notes to unaudited pro forma condensed financial statements.

                             Saba Petroleum Company

                  Pro Forma Condensed Statement of Operations

                         Six Months Ended June 30, 1995

                (dollars in thousands except per share amounts)
                                  (unaudited)


                                                                     Pro Forma
                                                Historical          adjustments           Pro Forma
                                                ----------          -----------          -----------
Total revenues                                  $    7,132           $   7,323 (b)       $   14,455
                                                ----------           ---------           ----------
Expenses:

   Production and operating costs                    4,368               2,437 (b)            6,805
   General and administrative                          985                  70 (c)            1,055
   Depletion, depreciation and amortization          1,219                 658 (d)            1,960
                                                                            83 (e)
                                                ----------           ---------           ----------

         Total expenses                              6,572               3,248                9,820
                                                ----------           ---------           ----------

Operating income                                       560               4,075                4,635

Other income (expense)                                  48                                       48

Interest expense                                      (437)               (407)(f)             (844)
                                                ----------           ---------           ----------

         Income before income taxes                    171               3,668                3,839

Provision (benefit) for taxes on income                 61               1,590 (g)            1,651
                                                ----------           ---------           ----------

         Net income                             $      110           $   2,078           $    2,188
                                                ==========           =========           ==========

Net income per common share                     $     0.03                               $     0.51
                                                ==========                               ==========

Weighted average common and common
  equivalent shares outstanding                  4,289,041                                4,289,041
                                                ==========                               ==========


See accompanying notes to unaudited pro forma condensed financial statements.

                             Saba Petroleum Company

               Notes to Pro Forma Condensed Financial Statements



1.  Basis of Presentation

         The unaudited pro forma condensed balance sheet as of June 30, 1995 gives effect to the acquisition of the TNC Fields ("Acquisition"), as if it had occurred on June 30, 1995. The unaudited pro forma condensed statements of operations for the year ended December 31, 1994 and for the six months ended June 30, 1995, give effect to the Acquisition as if it had occurred on January 1, 1994. The Acquisition has been accounted for using the purchase method of accounting. Such unaudited pro forma financial information has been prepared based on estimates and assumptions deemed by the Company to be appropriate and does not purport to be indicative of the financial position or results of operations which would actually have been obtained if the Acquisition had occurred as presented in such statements or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to oil and gas production declines, price changes, future supply and demand, future acquisitions and other factors.

2.  Adjustments

         The pro forma adjustments included in the pro forma condensed financial statements are described as follows by the alphabetical notation:

         (a) Reflects acquisition of the producing oil and gas properties and related oil field equipment, based on the following purchase price allocation: oil and gas properties, $7,725,000; oil transmission pipeline, $1,000,000; and other equipment, $500,000.

         The total acquisition cost of $9,225,000 was funded by a bank term loan in the amount of $4,700,000, a loan in the amount of $2,192,000 from the Company's parent company, assumption of an oil imbalance obligation in the amount of $933,000, and credit from a previously released deposit in the amount of $1,400,000.

         (b) Reflects an adjustment for the cash flow components of the Acquisition's operations, consisting principally of oil and gas sales, pipeline tariff revenues and operating expenses for the producing oil and gas properties and the oil transmission pipeline.

         (c) Reflects an increase in general and administrative expenses resulting from the maintenance of an office location in Bogota, Colombia and additional professional fees for accounting, auditing and engineering services.

         (d) Reflects an increase in cost depletion based on depletable basis of the Acquisition and production of oil reserves during the respective periods as follows: 1994, 1,033,000 barrels; and six months ended June 30, 1995, 523,000 barrels.

         (e) Reflects an increase in depreciation expense based on the basis of other assets included in the Acquisition, which are depreciated over their estimated useful lives, ranging from 5 to 15 years.

         (f) Reflects an increase in interest expense due to indebtedness incurred in connection with the Acquisition, including a bank term loan in the amount of $4,700,000 with an assumed interest rate of 12.75%, and a loan from the Company's parent company in the amount of $2,192,000 with an assumed interest rate of 9.75%.

         (g) Reflects an adjustment to the historical tax provision in an amount sufficient to provide for a pro forma tax provision equivalent to an effective tax rate (including Federal, state and foreign) of 43%.

3.  Pro Forma Reserve Information

         The following table sets forth an analysis of the Company's pro forma estimated quantities of proved reserves and proved developed reserves, which are located in the United States, Colombia, S.A., and Canada in the year 1994. Such pro forma information has been prepared assuming the Acquisition had occurred on January 1, 1994. Pro forma adjustments for reserve information attributable to the Acquisition are based on an engineering report as of January 1, 1995 which has been adjusted for production for the year 1994.

                                                    Oil      Natural Gas
                                                  -------    -----------
                                                   (MBbl)       (MMcf)
  Proved reserves as of January 1, 1994
                                                   9,387        7,013
  Acquisition, exploration and development
       of minerals in place                        1,640        3,537
  Revisions of previous estimates                  3,308          765
  Production                                      (1,771)      (1,453)
  Sales of minerals in place                        (126)         (70)
                                                  ------       ------

  Proved reserves as of December 31, 1994
                                                  12,438        9,792
                                                  ======       ======
  Proved developed reserves:
       as of December 31, 1994
                                                  10,297        8,503
                                                  ======       ======

         The following table presents the pro forma standardized measure of future net cash flows related to proved oil and gas reserves together with changes therein. The oil, condensate and gas price structure utilized to project future net cash flows reflects current prices as of the date specified and have been escalated only where known and determinable price changes are provided by contracts and law. Future production and development costs are based on current costs with no escalations. Estimated future cash flows have been discounted to their present values based on a 10% annual discount rate. Pro forma adjustments attributable to the Acquisition are based on an engineering report as of January 1, 1995 which has been adjusted for production for the year 1994.

Standardized Measure (dollars in thousands)

                                                                   As of
                                                                December 31,
                                                                   1994
                                                                -----------
 Future cash inflows                                            $ 166,883
 Future production, development and abandonment costs             (98,166)
 Future income tax expenses                                       (16,526)
                                                                ---------
 Future net cash flows                                             52,191

 10 percent annual discount                                       (14,947)
                                                                ---------
 Standardized measure of discounted future net cash flows       $  37,244
                                                                =========

Changes in Standardized Measure (dollars in thousands)

                                                                Year Ended
                                                                December 31,
                                                                   1994
                                                                -----------
 Balance at beginning of year                                    $ 29,616
 Acquisitions, discoveries and extensions                           7,356
 Sales and transfers of oil and gas produced,
   net of production costs                                        (10,792)
 Changes in estimated future development costs                     (3,393)
 Net changes in prices, net of production costs                     1,908
 Sales of reserves in place                                          (363)
 Change in production rates and other                                (191)
 Revisions of previous quantity estimates                          12,235
 Accretion of discount                                              3,468
 Net change in income taxes                                        (2,600)
                                                                 --------
 Balance at end of year                                          $ 37,244
                                                                 ========